As filed with the Securities and Exchange Commission on June 5, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

REPUBLIC SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0716904
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
18500 North Allied Way
Phoenix, Arizona 85054
(480) 627-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael P. Rissman
Acting General Counsel
18500 North Allied Way
Phoenix, Arizona 85054
(480) 627-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jodi A. Simala.
David A. Schuette
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
(312) 782-0600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per unit	offering price	registration fee
Common stock, par value $0.01 per share	21,558,088	$23.06 (1)	$497,129,510 (1)	$27,740

(1)	Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on $23.06, the average of the high and low sale prices for shares of common stock as reported on the New York Stock Exchange on June 3, 2009.

PROSPECTUS
Republic Services, Inc.
21,558,088 SHARES
COMMON STOCK
     This prospectus covers 21,558,088 shares of our common stock that may be offered for resale by the selling stockholders named in this prospectus. No securities are being offered or sold by us pursuant to this prospectus. These shares consist of shares of our common stock that we issued to the selling stockholders in connection with our merger with Allied Waste Industries, Inc. (“Allied”). We will not receive any of the proceeds from the sale of these shares by the selling stockholders.
     Our common stock is listed on the New York Stock Exchange under the symbol “RSG.” On June 3, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $22.78 per share.
     The selling stockholders may from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the selling stockholders may offer the shares for sale. The selling stockholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 4 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
     Investing in our common stock involves risks, including those set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, as discussed on page 1 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 5, 2009.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
     Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things:
•	whether the Company’s estimates and assumptions concerning its selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to the Company’s landfills and property and equipment, and labor, fuel rates, and economic and inflationary trends, turn out to be correct or appropriate;

•	various factors that will impact the actual business and financial performance of the Company such as competition and demand for services in the solid waste industry;

•	the Company’s ability to manage growth;

•	the Company’s ability to successfully integrate Allied’s and Republic’s operations and to achieve synergies or create long-term value for stockholders as expected;

•	compliance with, and future changes in, environmental regulations;

•	the Company’s ability to obtain approvals from regulatory agencies in connection with operating and expanding the Company’s landfills;

•	the ability to obtain financing on acceptable terms to finance the Company’s operations and growth strategy and for the Company to operate within the limitations imposed by financing arrangements;

•	the Company’s dependence on key personnel;

•	general economic and market conditions including, but not limited to, inflation and changes in commodity pricing, fuel, labor, risk and health insurance, and other variable costs that are generally not within control of the Company;

•	the Company’s dependence on large, long-term collection, transfer and disposal contracts;

•	the Company’s dependence on acquisitions for growth;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending legal proceedings; and

•	other factors contained in the Company’s filings with the Securities and Exchange Commission.

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
     We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.
     In this prospectus, the words “we,” “us,” “our,” the “Company” or “Republic” refer to Republic Services, Inc. and its consolidated subsidiaries.
REPUBLIC SERVICES, INC.
     As of December 31, 2008, we are the second largest provider of services in the domestic non-hazardous solid waste industry. We provide non-hazardous solid waste collection services for commercial, industrial, municipal and residential customers through 400 collection companies in 40 states and Puerto Rico. We also own or operate 242 transfer stations, 213 active solid waste landfills and 78 recycling facilities. We were incorporated as a Delaware corporation in 1996.
     On December 5, 2008, we completed our merger with Allied (the “merger”), pursuant to which each share of Allied common stock outstanding immediately prior to the effective time of the merger was converted into .45 shares of Republic common stock, together with cash in lieu of fractional shares of Republic common stock.
     We manage our operations through four geographic operating segments which are also our reportable segments: Eastern, Midwest, Southern and Western. The boundaries of our operating segments may change from time to time. Each of our regions is organized into several operating areas and each area contains multiple operating locations. Each of our regions and substantially all our areas provide collection, transfer, recycling and disposal services. We believe this structure facilitates the integration of our operations within each region, which is a critical component of our operating strategy, and allows us to maximize the growth opportunities in each of our markets and to operate the business efficiently, while maintaining effective controls and standards over operational and administrative matters, including financial reporting.
     Our principal and administrative offices are located at 18500 North Allied Way, Phoenix, Arizona 85054. Our telephone number at that location is (480) 627-2700.
RISK FACTORS
     Investing in our common stock involves risk. Before you decide whether to purchase any of our common stock, in addition to the other information in this prospectus and the documents incorporated by reference, you should carefully consider the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.
USE OF PROCEEDS
     The selling stockholders will receive all of the proceeds from the sale of the shares of our common stock offered by this prospectus, and we will not receive any of such proceeds.

DESCRIPTION OF CAPITAL STOCK
     The following summary of the material terms of our capital stock is not intended to be a complete summary of all the rights and preferences of our capital stock. We urge you to read our charter and bylaws and refer to the applicable provisions of Delaware law, for a complete description of the rights and preferences of our capital stock. See “Where You Can Find More Information” beginning on page 6.
Authorized Capital Stock
     Under our charter, our authorized capital stock consists of 750 million shares of common stock, par value of $.01 per share, and 50 million shares of preferred stock, par value $.01 per share. At April 29, 2009, there were approximately 378,802,292 shares of our common stock issued and outstanding.
Common Stock
     Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.
     Voting Rights. Each holder of a share of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders. All matters properly presented to the stockholders are decided by a majority vote of the voting power of shares present in person or by proxy at a stockholders’ meeting and entitled to vote thereon, except that contested elections of directors are decided by a plurality vote.
     Preemptive Rights. Holders of shares of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.
     Dividend Rights. Subject to the preferential rights of any series of preferred stock outstanding from time to time, the holders of shares of our common stock are entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for such purpose.
     Liquidation Rights. Subject to the preferential rights of any series of preferred stock outstanding from time to time, upon our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to receive pro rata all of our assets available for distribution to such holders.
     The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may issue in the future.
Preferred Stock
     Our board of directors has the authority, without action by the holders of our common stock, to designate and issue preferred stock in one or more series and to fix the rights, preferences, privileges and related restrictions of any such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices and liquidation preferences. The issuance of preferred stock may delay, impede or prevent the completion of a merger, tender offer or other takeover attempt of Republic without further action of the holders of our common stock, including a tender offer or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interest.
Transfer Agent and Registrar
     Common Stock Transfer Agent & Registrar is the transfer agent and registrar for the shares of our common stock.

SELLING STOCKHOLDERS
     In connection with our merger with Allied, shareholders of Allied, including the selling stockholders, received .45 shares of our common stock in exchange for each share of Allied common stock. The shares of our common stock issued to the selling stockholders in connection with the merger are being offered by this prospectus. In December 2008, we entered into a letter agreement with the selling stockholders, pursuant to which we agreed, among other things, to file a registration statement covering the resale on a delayed or continuous basis of the common stock received by the selling stockholders pursuant to the merger.
     For purposes of this document, selling stockholders include partners, donees, pledgees, direct and indirect transferees or other successors-in-interest from time to time selling shares received from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale transfer. Further, this prospectus may be used in connection with resales by the general partner of the Blackstone funds listed below in connection with resales by such general partner for cash or subsequent transfers by such general partner to its limited partners of their ratable portion of the shares then owned by such general partner, together with resales of such shares of such limited partners.
     Information below with respect to beneficial ownership has been furnished by each selling stockholder and we have not sought to verify such information. Except as stated below, none of the selling stockholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us or any of our predecessors or affiliates within the past three years. Prior to our merger with Allied, each of the following principals of the selling stockholders served as a director of Allied: David I. Foley and James A. Quella. Following consummation of our merger with Allied, David I. Foley was appointed as a director of Republic.
     The following table sets forth information with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders as of April 29, 2009 that may from time to time be offered or sold pursuant to this prospectus. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

	Number of Shares Beneficially		Number of Shares
	Owned Before the Offering		Being Offered
Name of Selling Stockholder	Number	Percent(1)	Hereby
Blackstone Capital Partners II Merchant Banking Fund L.P.	2,975,195	0.785%	2,975,195
Blackstone Offshore Capital Partners II L.P.	883,073	0.233%	883,073
Blackstone Family Investment Partnership II L.P.	296,071	0.078%	296,071
Blackstone Capital Partners III Merchant Banking Fund L.P.	13,800,705	3.643%	13,800,705
Blackstone Offshore Capital Partners III L.P.	2,558,819	0.676%	2,558,819
Blackstone Family Investment Partnership III L.P.	1,044,225	0.276%	1,044,225

(1)	Calculated based on 378,802,292 shares of our common stock outstanding as of April 29, 2009.

PLAN OF DISTRIBUTION
     The selling stockholders may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of the shares or interests therein:
•	on any national securities exchange on which our common stock may be listed at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market; or

•	through the writing of options.
     These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as agent on both sides of the trade.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
     Selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).
     The selling stockholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.
     The selling stockholders may enter into derivative transactions or forward sale agreements on shares of common stock with third parties. In such event, the selling stockholders may pledge the shares underlying such transactions to the counterparties under such agreements, to secure the selling stockholders’ delivery obligation. The counterparties or third parties may borrow shares of common stock from us, the selling stockholders or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, the selling stockholders may deliver shares of common stock to the counterparties that, in turn, the counterparties may deliver the selling stockholders or third parties, as the case may be, to close out the open borrowings of common stock. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.
     Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate activities that may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
     In order to comply with the securities laws of some states, if applicable, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict the selling stockholders from selling shares unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
     The selling stockholders are required to reimburse us for any expenses we incur in connection with the registration of the public sale by the selling stockholders of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
     We cannot assure you that the selling stockholders will sell all or any of the common stock offered under the registration statement.
LEGAL MATTERS
     The validity of the shares of common stock offered hereby will be passed upon for us by Mayer Brown LLP.
EXPERTS
     The consolidated financial statements of Republic Services, Inc. appearing in Republic Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), as amended by our Current Report on Form 8-K filed on June 5, 2009, and the effectiveness of Republic Services, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included in our Current Report on Form 8-K filed on June 5, 2009, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any of this information filed at the SEC’s public reference rooms located at:
Public Reference Room
100 F Street, N.E.
Room 1024
Washington, DC 20549
     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available at the office of the NYSE.
     The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference into this prospectus.
     This document incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Republic SEC Filings (File No. 1-14267)	Period
Annual Report on Form 10-K	For the fiscal year ended December 31, 2008
Quarterly Report on Form 10-Q	For the quarter ended March 31, 2009
Current Reports on Form 8-K or 8-K/A	Filed on: January 7, 2009, January 28, 2009, February 5, 2009, February 24, 2009, March 5, 2009, May 5, 2009, May 19, 2009, June 2, 2009 and June 5, 2009
The description of Republic common stock set forth in its Registration Statements on Form 8-A	Filed on: June 30, 1998
     We also incorporate by reference additional documents that we may file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this document. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
     Documents incorporated by reference are available without charge excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address: Republic Services, Inc., Attention: Investor Relations, 18500 North Allied Way, Phoenix, AZ 85054, (480) 627-2700.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The estimated expenses in connection with this offering to be paid by us are as follows:

Amount To Be Paid
SEC registration fee	$27,740
Legal fees and expenses	50,000
Accounting fees and expenses	50,000
Miscellaneous	25,000

Total	$152,740
Item 15. Indemnification of Directors and Officers
     The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), and bylaws.
     The Certificate, provides that we shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), each person who is involved in any litigation or other proceeding because such person is or was a Republic director or officer or was serving at our request as a director, officer, employee or agent of another enterprise, against all expense (including attorney’s fees), loss or liability reasonably incurred or suffered in connection therewith. The Certificate provides that a person entitled to indemnification under the Certificate shall be paid expenses incurred in defending any proceeding in advance of its final disposition upon our receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.
     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), however, indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
     Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.
     We may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Republic or another corporation, partnership, joint venture, trust or other enterprise. Under an insurance policy maintained by us, our directors and officers are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

Item 16. Exhibits
     Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.
Item 17. Undertakings
     1. The undersigned Registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     2. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:
          (a) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     3. The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (a) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;
          (b) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
          (c) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
          (d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.
     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Republic’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of that Registrant in the successful defense of any action, suit or proceeding) is asserted against a Registrant by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Republic Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on June 5, 2009.

REPUBLIC SERVICES, INC.
By:	/s/ James E. O’Connor
James E. O’Connor
Chairman of the Board and Chief Executive Officer (principal executive officer)

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints James E. O’Connor and Tod C. Holmes and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 5, 2009.

Signature	Title

/S/ James E. O’connor James E. O’Connor	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ Tod C. Holmes Tod C. Holmes	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Charles F. Serianni Charles F. Serianni	Senior Vice President, Chief Accounting Officer (principal accounting officer)

/s/ John W. Croghan John W. Croghan	Director

/s/ James W. Crownover James W. Crownover	Director

/s/ William J. Flynn William J. Flynn	Director

/s/ David I. Foley David I. Foley	Director

/s/ Nolan Lehmann Nolan Lehmann	Director

/s/ W. Lee Nutter W. Lee Nutter	Director

/s/ Ramon A. Rodriguez Ramon A. Rodriguez	Director

/s/ Allan C. Sorensen Allan C. Sorensen	Director

/s/ John M. Trani John M. Trani	Director

/s/ Michael W. Wickham Michael W. Wickham	Director

EXHIBIT INDEX

Exhibit
Number	Document

4.1	Registrant’s Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 1998).

4.2	Registrant’s Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-8, Registration No. 333-81801, filed with the Commission on June 29, 1999).

4.3	Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on December 12, 2008).

4.4	Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.4 to Registrant’s Registration Statement on Form S-8, Registration No. 333-81801, filed with the Commission on June 29, 1999).

5.1	Opinion of Mayer Brown LLP, as to the validity of the securities.

23.1	Consent of Ernst & Young LLP.

23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages of the Registration Statement).